UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2020

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.     Entry into a Material Definitive Agreement.

On November 16, 2020, Medgenics Medical Israel Ltd. (“Medgenics”), a subsidiary of Cerecor Inc. (the “Company”), entered into a sixth amendment to that certain Sponsored Research Agreement, dated as of November 12, 2014, by and between Medgenics and Children’s Hospital of Philadelphia (“CHOP”) (as amended, the “SRA”) and a sixth amendment to that certain License Agreement, dated as of November 12, 2014, by and between Medgenics and CHOP (as amended, the “License Agreement”), which modified the term of the SRA and certain of Medgenics’ exclusive rights under the License Agreement (collectively, the “Amendments”). Pursuant to the amended SRA, the term of the SRA is extended to January 15, 2021, and may be extended for additional terms ending on each of June 30, 2021, 2022 and 2023, if the Company provides written notice to CHOP of such extension, and a commitment to fund at set amounts, by January 15, 2021 (for the January 16, 2021 to June 30, 2021 term), March 30, 2021 (for the July 1, 2021 to June 30, 2022 term) and March 20, 2022 (for the July 1, 2022 to June 30, 2023 term). Pursuant to the amended License Agreement, the Company has the option to extend the term during which it is granted certain exclusive rights under the License Agreement to match the then-current term of the SRA. In addition, the License Agreement was amended to adjust the field in which Medgenics has exclusive rights and clarify payment obligations of Medgenics to CHOP in respect of the Company’s anti-LIGHT monoclonal antibody, CERC-002. Pursuant to the terms of the Amendments, the Company is obligated to pay to CHOP (i) $125,000 within ten days of entry into the Amendments, (ii) $1,500,000 for sponsored research during each of the periods July 1, 2020 through January 15, 2021 and January 15, 2021 through June 30, 2021, (iii) $3,000,000 for each of the periods July 1, 2021 through June 30, 2022 and July 1, 2022 through June 30, 2023 and (iv) $125,000 under the License Agreement each time that the Company exercises its extension option.

The foregoing descriptions of the Amendments do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

 Item 8.01.     Other Events.

On November 13, 2020, the Company entered into an amendment to its existing License and Supply Agreement (the “Amended License and Supply Agreement”) for supplying inventory of its commercialized product, Millipred®, an oral prednisolone indicated across a wide variety of inflammatory conditions with Watson Laboratories, Inc. (“Watson”), which is part of Teva Pharmaceutical Industries Ltd. The key terms of the Amended License and Supply Agreement include an extension of the Company’s right to sell-off supplies of Millipred® product to a total period of thirty months from April 1, 2021 through September 30, 2023 and payment to Watson of 50% of the net profits from sales of the Millipred® product following each calendar quarter during the extended term.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to License Agreement, dated as of November 16, 2020, by and between Medgenics Medical Israel Ltd. and The Children's Hospital of Philadelphia.

10.2	Amendment No. 6 to Sponsored Research Agreement, dated as of November 16, 2020, by and between Medgenics Medical Israel Ltd. and The Children's Hospital of Philadelphia.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: November 20, 2020	By:	/s/ Christopher Sullivan
Christopher Sullivan
Interim Chief Financial Officer

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